Exhibit 10.2

TENANCY AGREEMENT

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential, as indicated by the marking [***].

This Tenancy Agreement (“Agreement”) is made on the day of 21 May 2024.

BETWEEN

CHAN ORTHOPAEDIC CLINIC PTE LTD (Registration No. 198002422R), a company having its registered office at 4 Namly Hill, Singapore 267268 (hereinafter called the “Landlord”);

AND

SINGAPORE SPORTS AND ORTHOPAEDIC CLINIC PTE LTD (Registration No. 200409566N), a company having its registered office at 6 Napier Road #03-07 Gleneagles Medical Centre, Singapore 258499 (hereinafter called the “Tenant”).

WHEREAS:-

The Landlord has leased to the Tenant the Landlord’s premises at 6 Napier Road #02-10/11 Gleneagles Medical Centre Singapore 258499 (“Demised Premises”) pursuant to a Tenancy Agreement dated 22 February 2021 for a period between 18 February 2021 to 17 August 2024 (“Existing Tenancy Agreement”). The Landlord now wishes to extend the Existing Tenancy Agreement to the Tenant, subject to the terms and conditions of this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS: -

1.	GRANT OF THE RIGHTS AND RENT

1.1.	In consideration of the payment and covenants, terms and conditions of this Agreement, Landlord agrees to let and the Tenant agrees to take as tenant of the Demised Premises, measuring 1044 square feet for a period of three years from 18 August 2024 to 17 August 2027 (“Term”). The Demised Premises is located within Gleneagles Medical Centre (the “Building”).

1.2.	Tenant shall pay to Landlord a monthly rent as follows: -

1.2.1.	S$30,780.00 (Singapore Dollars Thirty Thousand and Seven Hundred & Eighty only) during the first year of the Term, ie. 18 August 2024 to 17 August 2025 comprising:

a) A based rent of S$25,280 (Singapore Dollars Twenty-Five Thousand, Two Hundred and Eighty Only); and
b) A rental charge for furniture of S$5,500 (Singapore Dollars Five Thousand & Five Hundred Only)

1.2.2.	S$33,000.00 (Singapore Dollars Thirty-Three Thousand only) during the second year of the Term, ie. 18 August 2025 to 17 August 2026 comprising:

a) A based rent of S$27,500 (Singapore Dollars Twenty-Seven Thousand & Five Hundred Only); and
b) A rental charge for furniture of S$5,500 (Singapore Dollars Five Thousand & Five Hundred Only)

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1.2.3.	S$35,000.00 (Singapore Dollars Thirty-Five Thousand only) during the third year of the Term, ie. 18 August 2026 to 17 August 2027 comprising:

a) A based rent of S$29,500 (Singapore Dollars Twenty-Nine Thousand & Five Hundred Only); and
b) A rental charge for furniture of S$5,500 (Singapore Dollars Five Thousand & Five Hundred Only)

(hereinafter all rents referred in Clauses 1.2.1, 1.2.2 and 1.2.3 are collectively referred to as “the Rent”)

1.3.	The Rent shall be paid in advance through interbank GIRO scheme (“GIRO) on the first day of each calendar month. If the commencement date of the term does not coincide with the first day of a calendar month, the first payment of Rent shall be paid on or before the commencement date and shall be calculated proportionately for the period from such date to the end of the same calendar month. Thereafter, the Rent shall be paid on the first day of each calendar month.

2.	SECURITY DEPOSIT

A security deposit of $60,000.00 paid by the Tenant to the Landlord pursuant to the Existing Tenancy Agreement shall be transferred and hereby treated as a security deposit of this Agreement (“Security Deposit”). Upon expiration or earlier termination of this Agreement, whichever is earlier, the Security Deposit shall be fully refunded to the Tenant within thirty (30) days from the date of such expiration or termination.

3.	GOODS AND SERVICES TAX

All sums payable under this Agreement, unless otherwise stated, are exclusive of the Good and Services Tax (GST). Any GST charges on goods and services supplied under this Agreement shall be payable by the Tenant in addition to such sums. The Landlord shall be entitled to recover any default of payment of the said tax as if such tax were rent in arrears.

4.	UTILITIES CHARGES/ OTHER CHARGES AND TAXES

4.1.	Tenant shall be responsible for paying directly to the various utilities service providers and/ or Parkway Holdings Limited (as instructed by Landlord) all charges and costs and any taxes now or in the future imposed in respect of the supply of water, electricity and other utilities (hereinafter together and separately called “the Utilities”) to the Demised Premises.

4.2.	Tenant shall pay to the proper authorities all charges for telephone and any other services supplied separately to the Demised Premises and for their connection and installation.

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4.3.	Landlord shall remain solely responsible for all charges and payments due to (1) the Inland Revenue Authority of Singapore (IRAS), including but not limited to property tax; (2) the Building’s Management Corporation Strata Title for monthly maintenance and (3) any other government body or regulatory body as required by applicable laws and regulations, in connection with Landlord’s ownership of the Demised Premises.

5.	NOT IN USE

6.	TENANT’S COVENANTS

The Tenant hereby covenants with Landlord as follows:-

6.1.	To pay Rent in advance without demand, deduction or set off on or before the first day of every calendar month through GIRO in accordance with the terms herein;

6.2.	To pay all monies due and payable under this Agreement at the time and in the manner prescribed and any interest accrued on all unpaid sums;

6.3.	To use the Demised Premises for the following purposes: “SINGAPORE SPORTS AND ORTHOPAEDIC CLINICS PTE LTD – ORTHOPAEDIC SURGERY”.

6.4.	To pay to the proper authorities all charges, taxes and licences for telephone internet and any other services supplied separately to the Demised Premises;

6.5.	To observe and perform or cause to be observed and performed the rules and regulations from time to time by Landlord or the relevant authorities in connection with the orderly and proper use of lobbies, corridors, staircases, lifts, hoists, escalators, lavatories, utility areas and other parts in common use including access ways and service areas as well as in connection with the security of the Demised Premises;

6.6.	To comply with all applicable laws and regulations relating to the use of the Demised Premises or anything done in or upon the Demised Premises by the Tenant.

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Insurance

6.7.	At all times during the Term, the Tenant shall at its own cost and expense take out and keep in force an adequate amount of insurance for (1) coverage against damage of the Demised Premises and or any part thereof by fire, lighting, riot, explosion or any inevitable cause and (2) comprehensive public liability insurance against claims for personal injury, death or property damage, or loss arising out of the operations of the Tenant.

Maintenance, Repair and Cleanliness

6.8.	To keep the interior of the Demised Premises, including any Landlord’s fixtures and fittings therein and the doors and windows thereto, orderly, clean, tidy and in good repair and tenantable condition (fair wear and tear accepted) throughout the Term;

6.9.	To make good any damage or breakage caused to any part of the Demised Premises or to Landlord’s fixtures and fittings by malicious, negligent, careless acts or omissions of the Tenant’s employees, independent contractors, invitees, agents or any permitted occupiers;

6.10.	To allow the Landlord, its servants, workmen or agents at all reasonable times to have full right of access to the Demised Premises for the purpose of inspecting the Demised Premises, fixtures, fittings or for executing such repairs, cleaning and maintenance works, alterations or improvements to the Demised Premises as Landlord shall deem necessary;

6.11.	To make a good and proper provision for the safe and efficient storage and subsequent disposal of all refuse generated at the Demised Premises;

6.12.	To ensure that all areas and facilities to be used in common with Landlord and other occupants of the same Building (e.g. lobby, staircases, auditorium, lounge, etc) are used by the Tenant, or its employees, agents or guests only for the purpose for which they are designed in a proper manner;

6.13.	To permit Landlord or its duly authorized agents during the ninety (90) days immediately preceding the determination of this agreement to affix and retain without interference upon the Demised Premises a notice for re-letting the same and during the said ninety (90) days to permit all person with the written authority of the Landlord or its duly authorized agents at reasonable times upon prior appointment made to view the Demised Premises; and

6.14.	To keep confidential and not to disclose to any third party any information in respect of, arising from or in connection with the terms, conditions and provisions of this agreement and all correspondence and discussions between Landlord and the Tenant in relation to this Agreement unless the disclosure is required by law, regulation or directive or made with prior written consent of Landlord.

6.15.	To notify or inform the Landlord by way of writing as soon as reasonably possible should the Tenant assigns, transfers or sub-licences any part of the Demised Premises. The Tenant shall furnish a copy of the business profile of the sub-tenant to the Landlord.

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7.	LANDLORD’S COVENANTS

Landlord hereby covenants with the Tenant that subject to the Tenant paying the Rent and observing and performing its covenants and obligations under this Agreement, the Tenant shall peaceably hold and enjoy the possession of the Demised Premises during the Term without any interruption or disturbance by Landlord or any person rightfully claiming or in trust for Landlord.

8.	UNTENANTABILITY

In case the Demised Premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the Rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

9.	EXPIRATION OF TENANCY

Immediately upon the expiration or earlier determination of the Term, the Tenant shall peaceably and quietly yield up to Landlord vacant possession of the Demised Premises with all fixtures and fittings installed by Tenant thereto be completely removed thus leaving an empty vacant space, surrender all the keys to the Demised Premises and all doors therein and at the Tenant’s expense to remove all apparatus, equipment, notices and signboards belonging to the Tenant which may have been placed upon the Demised Premises. Any damage to the Demised Premises (fair wear and tear excepted) arising from the removal of any of the Tenant’s trade fixtures, equipment and other movable property shall be made good by the Tenant on or prior to the expiration of the Term if the Tenant fails to do so Landlord may make good all such damage. All costs and expenses incurred by Landlord in making good such damage caused in consequence thereof shall be paid by the Tenant to Landlord within seven (7) days of Landlord notifying Tenant of the amount in writing.

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10.	NOTICES

Any notice or notification given by either Party pursuant to a provision of this Agreement shall be in writing and in English language and shall be sent by registered post, prepaid registered mail, prepaid courier, facsimile or email to the intended recipient at the following address or such other address as has been notified in accordance with this Clause:-

Landlord

Chan Orthopaedic Clinic Pte Ltd

Address: 4 Namly Hill, Singapore 267268

Telephone No: [***] (H)/ [***] (M)

Name of Contact Person: [***]

Email: [***]

Tenant

Singapore Sports and Orthopaedic Clinic Pte Ltd

Address: 6 Napier Road, Glenealgles Medical Centre #03-07 Singapore 258499

Contact’s Person and Contact’s No:

[***] - [***] (Office)/ [***] (M)

[***] – [***] (M)

Email: [***]

Any notice by registered post, prepaid registered mail or prepaid courier shall be deemed served two (2) business days following the date of dispatch thereof. Any notice given by email shall be deemed served on the following business day. Evidence that such courier or post or email was duly dispatched or sent shall be prima facie proof of giving of the notice.

11.	LIMITATION OF LIABILITY

11.1.	Landlord shall not be responsible or liable to the Tenant for any accidents happening or Injuries suffered or sustained (whether resulting in death or not), or for any loss of or damage to property goods or chattels in the Demised Premises or the Building or any part thereof howsoever caused save where causes by the Landlord’s negligent act or willful misconduct. The Tenant shall indemnify and keep Landlord indemnified against all claims, demands, costs, proceedings or actions whatsoever to the extent such claims arise out of or in connection with any negligent act or willful misconduct of the Tenant.

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11.2.	To the fullest extent permitted by applicable law, neither Landlord nor Tenant shall be liable to each other for any loss of revenue or profit, loss of business or business opportunity or loss of goodwill or reputation, or any indirect, incidental, special or consequential loss arising out of or in connection with this Agreement or in relation to the tenancy of the Demised Premises.

12.	OPTION TO RENEW

12.1.	The Landlord will, on the written request of the Tenant made not less than two (2) calendar months before the expiration of the Term provided that at the time of such request and at the date of expiration of the Term, the Tenant shall have paid the Rent and have performed all the covenants and conditions herein contained, grant to the Tenant a tenancy of the Demised Premises for a further term of three (3) years and at the then prevailing market rate or five percent (5%) increment of the Rent, whichever is higher, subject to the same terms and conditions contained herein with the exception of this option for renewal.

12.2.	The Tenant shall exercise the option to renew in writing not less than two (2) months before the expiration of the Term. If the Tenant shall fail to exercise the option to renew the term within the period stipulated above, then the option to renew shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant a further term of tenancy.

13.	TERMINATION

13.1.	Notwithstanding any other provision to the contrary, either party may terminate this tenancy before the expiry of this agreement by giving immediate notice in the event the other party commits a material breach of this agreement and such material breach remains uncured sixty (60) days after receipt of a written notice by the non-defaulting party giving full particulars of the breach and requiring it to be remedied.

13.2.	In the event if the Tenant commits a material breach of this Agreement and such material breach remains uncured sixty (60) days after receipt of a written notice by the Landlord giving full particulars of the breach and requiring it to be remedied, as stipulated in Clause 13.1, the Landlord reserves the right to, including but not limited to, request the Tenant to assist on the novation of this Agreement and transfer of this Agreement to any new tenant, subject to Landlord’s full discretion and approval of new tenant’s profile.

14.	APPLICABLE LAW

14.1.	The Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore.

15.	CONTRACTS (RIGHT OF THIRD PARTIES) ACT

15.1.	A person or entity which is not a Party shall have no right under the Contracts (Rights of Third Parties) Act (cap 53B) to enforce any term of this Agreement.

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IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

SIGNED BY LANDLORD:

/s/ Dr.Chan Heng Thye
Name: Dr.Chan Heng Thye
For and on behalf of Chan Orthopaedic Clinic Pte Ltd
In the presence of:

/s/ Chan Seok Loo
Name: Chan Seok Loo
Designation:

SIGNED BY TENANT:

/s/ Dr.Kevin Yip Man Hing
Name: Dr.Kevin Yip Man Hing
For and on behalf of Singapore Sports and Orthopaedic Clinic Pte Ltd
In the presence of:

/s/ Cindy Soh
Name: Cindy Soh
Designation:

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